Exhibit 99.1

IMAX CORPORATION REPORTS FIRST QUARTER 2022 RESULTS

•
Strong Year-Over-Year Growth in Key Metrics Underscore Company’s Position as a Premier Global Technology Platform for Entertainment and Events

•
Global Box Office of $173.2 Million (+57% YoY) Driven by Strong Performances of “The Batman” and “Spider-Man: No Way Home”

•
IMAX Continues Strong Market Share Gains of 2021, Capturing 4.7% of Domestic Box Office — a Record for the First Quarter (Q1)

•
Network Deal Activity Beginning to Accelerate, including Recently Completed Agreements in Growth Markets such as Japan and Thailand

•
IMAX China Network Approximately 65% Open — up from 52% on March 31 — Following Recent COVID Lockdowns

•
2022 Blockbuster Slate Kicks into High Gear with Highly Anticipated Releases “Doctor Strange in the Multiverse of Madness”, “Top Gun: Maverick”, “Jurassic World: Dominion” and More Arriving in Theaters Next Week

NEW YORK, NY — April 28, 2022 — IMAX Corporation (NYSE: IMAX) today reported financial results for the first quarter of 2022 demonstrating its continued industry-leading momentum and strong market position as a long-awaited slate of tentpole releases arrive in the global marketplace beginning next week.

The Company continued to drive solid year-over-year improvement across key metrics in the first quarter. Total Gross Box Office increased to $173.2 million from $110.2 million in the first quarter of 2021. Revenue increased to $60.0 million from $38.8 million and Gross Margin increased to $31.8 million from $17.3 million in the year ago period.

During the quarter, the Company recorded a net non-cash provision of $6.9 million, or $0.12 per share due to an increase in reserves given the uncertainty of collecting receivables in Russia. This provision was taken in an exercise of caution due to the ongoing conflict in Ukraine, and covers substantially all of the Company's net receivable exposure in the Russian market. Including this provision, the net loss attributable to common shareholders and Adjusted Net Loss attributable to common shareholders (1) was ($13.6) million, or ($0.23) per share, and ($8.2) million, or ($0.14) per share, respectively. Excluding the impact of this provision, net loss attributable to common shareholders (1) was ($6.7) million, or ($0.11) per share, compared to ($14.8) million, or ($0.25) per share, last year and Adjusted Net Loss attributable to common shareholders (1) was ($1.3) million, or ($0.02) per share, compared to ($14.8) million, or ($0.25) per share, last year. Over the past 5 years, Russia has represented on average approximately 3% of IMAX's annual global box office.

Adjusted EBITDA per the Company’s Credit Facility(1) of $14.8 million was up from $2.8 million in the first quarter of 2021.

______________

(1)
Non-GAAP Financial Measure. See the discussion at the end of this earnings release for a description of Adjusted Net Loss attributable to common shareholders and Adjusted Net Loss attributable to common shareholders per share, as well as reconciliations to the most comparable GAAP amounts including a reconciliation of Net Loss attributable to common shareholders to Adjust Net Loss attributable to common shareholders.

“IMAX continues to grow its standing as a global destination for fandom of all kinds, as demonstrated by our solid financial results in the first quarter. We are extremely well positioned to build on our success with a promising blockbuster slate that kicks into high gear next week and continues throughout 2022, beginning with Filmed For IMAX releases including ‘Doctor Strange in the Multiverse of Madness’ and ‘Top Gun: Maverick’, ‘Jurassic World: Dominion’, ‘Lightyear’, and many more highly anticipated releases, including ‘Avatar: The Way of Water’ in December,” said Richard L. Gelfond, CEO of IMAX Corporation.

“Even in a quarter expectedly light on new global releases, IMAX drove strong double-digit growth across Global Box Office, Revenue, Gross Margin, and Adjusted EBITDA — demonstrating the success of our content strategy, the inherent advantages in our asset-lite model, and our ability to quickly capitalize as more and more tentpole content arrives in market. We are also encouraged by an increase in deal activity across our network — including recent signings in Japan and Thailand — and we expect that trend to continue in the months ahead.”

"Recent consumer trends reaffirm the irreplaceable value of a theatrical release, with ‘Spider-Man: No Way Home’ and ‘The Batman’ driving strong performances on digital platforms following impressive runs at the box office. Intensifying competitive pressures and renewed questions around the economic model for streaming business could provide an additional tailwind for theatrical releases, given their proven ability to create value throughout the chain.”

“As we grow market share and put our technology behind an increasing number of blockbuster productions around the world, IMAX continues to assert the power of our brand and create new opportunities to expand the IMAX Experience® — across new live and interactive events in theaters and the IMAX Enhanced™ experience in home.”

First Quarter Financial Highlights

	Three Months Ended
	March 31,
In millions of U.S. Dollars, except per share data	2022	2021	YoY % Change
Total Revenue	$60.0	$38.8	55%

Gross Margin	$31.8	$17.3	84%
Gross Margin (%)	53%	45%

Net Loss attributable to common shareholders	$(13.6)	$(14.8)	N/A
Diluted Net Loss per share attributable to common shareholders	$(0.23)	$(0.25)	N/A
Adjusted Net Loss attributable to common shareholders(1)	$(8.2)	$(14.8)	N/A
Adjusted Net Loss per share attributable to common shareholders(1)	$(0.14)	$(0.25)	N/A

Adjusted EBITDA per Credit Facility attributable to common shareholders(1)	$14.8	$2.8	429%
Adjusted EBITDA Margin attributable to common shareholders (%)(1)	27.5%	9.0%	206%

_______________

(1)
Non-GAAP Financial Measure. See the discussion at the end of this earnings release for a description of these non-GAAP financial measures and reconciliations to the most comparable GAAP amounts.

First Quarter Segment Results(1)

	IMAX Technology Network			IMAX Technology Sales and Maintenance

In millions of U.S. Dollars	Revenue	Gross Margin	Gross Margin %	Revenue	Gross Margin	Gross Margin %
1Q22	$32.2	$19.8	61%	$25.2	$12.2	48%
1Q21	20.3	10.1	50%	17.0	7.1	42%
% change	59%	95%		48%	73%

_______________

(1)
Please refer to the Company’s Form 10-Q for the year ended March 31, 2022 for additional segment information.

IMAX Technology Network

•
IMAX Technology Network revenues increased 59% to $32.2 million in the first quarter of 2022, compared to $20.3 million in the prior-year period. The strength of key titles such as "The Batman", "Spider-Man: No Way Home", and local language title "The Battle at Lake Changjin II" over the Chinese New Year drove the increase in gross box office and revenue.
•
Gross margin for the IMAX Technology Network increased to $19.8 million compared to $10.1 million in the first quarter of 2021 as improved box office performance drove higher revenue.

IMAX Technology Sales and Maintenance

•
IMAX Technology Sales and Maintenance revenues increased 48% to $25.2 million in the first quarter of 2022, compared with $17.0 million in the prior year period. The increase in revenue was driven by higher IMAX Maintenance revenue associated with the continued reopening of its global network and an increase in the number of new sale and sales-type-lease theater installations.
•
Total gross margin for IMAX Technology Sales and Maintenance increased 73% to $12.2 million compared to $7.1 million in the prior year period. The increase in gross margin was the result of higher IMAX Maintenance and theater system revenue.

Cash Balances and Outstanding Debt

Total cash and cash equivalents as of March 31, 2022 were $162.3 million. Total debt, excluding deferred financing fees, was $233.6 million as of March 31, 2022.

Share Count and Capital Return

The weighted average basic and diluted shares outstanding at the end of the first quarter of 2022 was 58.6 million, compared to 59.0 million in the first quarter of 2021. During the first quarter of 2022, the Company purchased 380,652 shares at an average price of $16.45 for a total of $6.3 million. IMAX China repurchased 1,448,000 shares at an average price of HKD 9.89 per share or USD $1.26 per share or USD $1.8 million. A total of $69.2 million remains available under the Company’s outstanding share repurchase authorization.

Supplemental Materials

For more information about the Company’s results, please refer to the IMAX Investor Relations website located at investors.imax.com.

Investor Relations Website and Social Media

On a weekly basis, the Company posts quarter-to-date box office results on the IMAX Investor Relations website located at investors.imax.com. The Company expects to provide such updates on Friday of each week, although the Company may change this timing without notice. Results will be displayed with a one-week lag.

The Company may post additional information on the Company’s corporate and Investor Relations website which may be material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company’s website in addition to the Company’s press releases, SEC filings and public conference calls and webcasts, for additional information about the Company.

Conference Call

The Company will host a conference call today at 4:30 PM ET to discuss its first quarter 2022 financial results. This call is being webcast by PGI and can be accessed at investors.imax.com. To access the call via telephone, interested parties in the US and Canada should dial (888) 220-8451 approximately 5 to 10 minutes before the call begins. Other international callers should dial (647) 484-0475. The conference ID for the call is 6010313. A replay of the call will be available via webcast at investors.imax.com or via telephone by dialing (888) 203-1112 (US and Canada), or (647) 436-0148 (international). The Conference ID for the telephone replay is 6010313.

Canadian Securities Update

The Company has received an exemption decision issued by the Ontario Securities Commission dated April 1, 2022 for relief from the formal issuer bid requirements under Canadian securities laws. The exemption decision permits the Company to repurchase up to 15% of its outstanding common shares in any 12-month period through the facilities of the New York Stock Exchange (“NYSE”) under repurchase programs that the Company may implement from time to time. Canadian securities laws regulate an issuer's ability to make repurchases of its own securities.

The Company was previously exempted from the formal issuer bid requirements pursuant to a decision of the Ontario Securities Commission which expired on March 25, 2022. The Company sought the new exemption on the same terms so that it can continue to make repurchases under its repurchase programs from time to time in excess of the maximum allowable in reliance on the existing "other published markets" exemption from the formal issuer bid requirements available under Canadian securities laws. The "other published markets" exemption caps the Company's ability to repurchase its securities through the facilities of the NYSE at 5% of the issuer's outstanding securities during any 12-month period.

The conditions of the exemption decision are as follows: (i) any repurchases made in reliance on the exemption decision must be permitted under, and part of, repurchase programs established and conducted in accordance with United States securities laws and NYSE rules, (ii) the aggregate number of common shares acquired in reliance on the exemption decision and the “other published markets” exemption by the Company and any person acting jointly or in concert with the Company within any period of 12 months does not exceed 15% of the outstanding common shares at the beginning of the 12-month period, (iii) the common shares are not listed and posted for trading on an exchange in Canada, (iv) the exemption decision applies only to the acquisition of common shares until April 1, 2025, (v) at least 5 days prior to purchasing common shares in reliance on the exemption decision, the Company discloses the terms of the exemption decision and the conditions applicable thereto in a press release that is issued and filed on the System for Electronic Document Analysis and Retrieval and includes such information as part of the news release required to be issued in accordance with the "other published markets exemption" in respect of any repurchase program that may be implemented by the Company, which this press releases satisfies, and (vi) the Company does not acquire common shares in reliance on the "other published markets" exemption if the aggregate number of common shares purchased by the Company and any person acting jointly or in concert with the Company within any period of 12 months exceeds 5% of the outstanding Shares at the beginning of the 12-month period.

About IMAX Corporation

IMAX is a premier global technology platform for entertainment and events. Through its proprietary software, theater architecture, patented intellectual property, and specialized equipment, IMAX offers a unique end-to-end solution to create superior, immersive content experiences for which the IMAX® brand is globally renown. Top filmmakers, movie studios, artists, and creators utilize the cutting-edge visual and sound technology of IMAX to connect with audiences in innovative ways. As a result, IMAX is among the most important and successful global distribution platforms for domestic and international tentpole films and, increasingly, exclusive experiences ranging from live performances to interactive events with leading artists and creators.

IMAX is headquartered in New York, Toronto, and Los Angeles, with additional offices in London, Dublin, Tokyo, and Shanghai. As of March 31, 2022, there were 1,690 IMAX theater systems (1,606 commercial multiplexes, 12 commercial destinations, 72 institutional) operating in 87 countries and territories. Shares of IMAX China Holding, Inc., a subsidiary of IMAX Corporation, trade on the Hong Kong Stock Exchange under the stock code “HK.1970.”

IMAX®, IMAX® Dome, IMAX® 3D, IMAX® 3D Dome, Experience It In IMAX®, The IMAX Experience®, An IMAX Experience®, An IMAX 3D Experience®, IMAX DMR®, DMR®, IMAX Enhanced™, IMAX nXos® and Films to the Fullest®, are trademarks and trade names of the Company or its subsidiaries that are registered or otherwise protected under laws of various jurisdictions. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Instagram (https://www.instagram.com/imax), Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

For additional information please contact:

Investors: IMAX Corporation, New York Heather Anthony 212-821-0121 hanthony@IMAX.com	Media: IMAX Corporation, New York Mark Jafar 212-821-0102 mjafar@imax.com

Forward-Looking Statements

This earnings release contains forward looking statements that are based on IMAX management's assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. These forward-looking statements include, but are not limited to, references to business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, future capital expenditures (including the amount and nature thereof), industry prospects and consumer behavior, plans and references to the future success of IMAX Corporation together with its consolidated subsidiaries (the "Company") and expectations regarding the Company's future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, risks related to the adverse impact of the COVID-19 pandemic; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada, as well as geopolitical conflicts, such as the conflict between Russia and Ukraine; risks related to the Company’s growth and operations in China; the performance of IMAX DMR® films; the signing of IMAX Theater System agreements; conditions, changes and developments in the commercial exhibition industry; risks related to currency fluctuations; the potential impact of increased competition in the markets within which the Company operates, including competitive actions by other companies; the failure to respond to change and advancements in digital technology; risks relating to consolidation among commercial exhibitors and studios; risks related to brand extensions and new business initiatives; conditions in the in-home and out-of-home entertainment industries; the opportunities (or lack thereof) that may be presented to and pursued by the Company; risks related to cyber-security and data privacy; risks related to the Company’s inability to protect the Company’s intellectual property; risks related to climate change; risks related to weather conditions and natural disasters that may disrupt or harm the Company’s business; risks related to the Company’s indebtedness and compliance with its debt agreements; general economic, market or business conditions; risks related to political, economic and social instability, including with respect to the Russia-Ukraine conflict; the failure to convert IMAX Theater System backlog into revenue; changes in laws or regulations; any statements of belief and any statements of assumptions underlying any of the foregoing; other factors and risks outlined in our periodic filings with the SEC; and other factors, many of which are beyond the control of the Company. Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and actual results or anticipated developments by the Company may not be realized, and even if substantially realized, may not have the expected consequences to, or effects on, the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Primary Reporting Groups

The Company has the following reportable segments: (i) IMAX DMR; (ii) Joint Revenue Sharing Arrangements ("JRSA"); (iii) IMAX Systems, (iv) IMAX Maintenance; (v) Other Theater Business; (vi) Film Distribution; and (vii) Film Post-Production. The Company's activities that do not met the criteria to be considered a reportable segment are disclosed within All Other. The Company organizes its reportable segments into the following three categories, identified by the nature of the product sold or service provided:

(i)
IMAX Technology Network, which earns revenue based on contingent box office receipts and includes the IMAX DMR segment and contingent rent from JRSA segment;

(ii)
IMAX Technology Sales and Maintenance, which includes results from the IMAX Systems, IMAX Maintenance and Other Theater Business segments, as well as fixed revenues from the JRSA segment; and

(iii)
Film Distribution and Post-Production, which includes activities related to the distribution of large-format documentary films, primarily to institutional theaters, and the distribution of exclusive experiences ranging from live performances to interactive events with leading artists and creators (through the Film Distribution segment) and the provision of film post-production and quality control services.

In the first quarter of 2022, the Company’s internal reporting was updated to reclassify the results of IMAX Enhanced, an initiative to bring The IMAX Experience® into the home, out of the New Business Initiatives segment and into All Other for segment reporting purposes. IMAX EnhancedTM was the only component of the New Business Initiatives segment. Prior period comparatives have been reclassified to conform with the current period presentation. Please refer to the Company’s Form 10-Q for the period ended March 31, 2022 for additional segment information.

IMAX Network and Backlog

	Three Months Ended March 31,
Theater System Signings:	2022		2021
New IMAX Theater Systems
Sales and sales-type lease arrangements	4		6
Hybrid JRSA	1		—
Traditional JRSA	2		—
Total new IMAX theaters Systems	7		6
Upgrades of IMAX theater systems	—		—
Total IMAX Theater System signings	7		6

	Three Months Ended March 31,
Theater System Installations:	2022		2021
New IMAX Theater Systems(1)
Sales and sales-type lease arrangements	4		2
Hybrid JRSA	2		2
Traditional JRSA	6		5
Total new IMAX Theater Systems	12		9
Upgrades of IMAX theater systems	2		3
Total IMAX Theater System installations	14		12

	March 31,
Theater System Backlog:	2022		2021
Sales and sales-type lease arrangements	171		189
Hybrid JRSA	131		144
Traditional JRSA	185	(2)	188	(2)
Total Theater System backlog	487	(3)	521	(4)

	March 31,
Theater Network:	2022		2021
Commercial Multiplex Theaters
Sales and sales-type lease arrangements	691		671
Hybrid JRSA	148		143
Traditional JRSA	767		753
Total Commercial Multiplex Theaters	1,606		1,567
Commercial Destination Theaters	12		12
Institutional Theaters	72		73
Total Theater network(5)	1,690		1,652

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(1)
Includes two IMAX Xenon Theater Systems under traditional joint revenue sharing arrangements that were relocated from their original locations (2021 — nil). When a theater system under a sales or sales-type lease arrangement is relocated, the amount of revenue earned by the Company may vary from transaction-to-transaction and is usually less than the amount earned for a new sale. In certain situations when a theater system is relocated, the original location is upgraded to an IMAX Laser Theater System.
(2)
Includes 43 IMAX Theater Systems where the customer has the option to convert from a joint revenue sharing arrangement to a sales arrangement (2021 — 44).
(3)
Includes 180 new IMAX Laser Theatre systems configurations and 104 upgrades of existing locations to IMAX Laser Theater Systems configurations.

(4)
Includes 158 new IMAX Laser Theatre systems configurations and 94 upgrades of existing locations to IMAX Laser Theater Systems configurations.
(5)
Period-to-period changes are reported net of the effect of permanently closed theaters.

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. Dollars, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Revenues
Technology sales	$8,976	$6,175
Image enhancement and maintenance services	36,094	21,615
Technology rentals	12,661	8,359
Finance income	2,305	2,605
	60,036	38,754
Costs and expenses applicable to revenues
Technology sales	5,985	5,053
Image enhancement and maintenance services	15,743	9,764
Technology rentals	6,537	6,656
	28,265	21,473
Gross margin	31,771	17,281
Selling, general and administrative expenses	30,181	25,209
Research and development	1,196	1,471
Amortization of intangible assets	1,197	1,141
Credit loss expense, net	7,229	305
Loss from operations	(8,032)	(10,845)
Realized and unrealized investment gains	34	5,248
Retirement benefits non-service expense	(139)	(114)
Interest income	502	583
Interest expense	(1,705)	(2,304)
Loss before taxes	(9,340)	(7,432)
Income tax expense	(2,610)	(3,068)
Net Loss	(11,950)	(10,500)
Less: Net income attributable to non-controlling interests	(1,659)	(4,340)
Net loss attributable to common shareholders	$(13,609)	$(14,840)
Net loss per share attributable to common shareholders - basic and diluted:
Net loss per share — basic and diluted	$(0.23)	$(0.25)

Weighted average number of shares outstanding (000's):
Basic	58,574	59,012
Diluted	58,574	59,012
Additional Disclosure:
Depreciation and amortization	$12,741	$12,678
Amortization of deferred financing costs	$1,023	$308

IMAX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. Dollars, except share amounts)

(Unaudited)

	March 31,	December 31,
	2022	2021
Assets
Cash and cash equivalents	$162,300	$189,711
Accounts receivable, net of allowance for credit losses	110,478	110,050
Financing receivables, net of allowance for credit losses	131,510	141,049
Variable consideration receivables, net of allowance for credit losses	44,032	44,218
Inventories	27,332	26,924
Prepaid expenses	13,628	11,802
Film assets, net of accumulated amortization	5,518	4,241
Property, plant and equipment, net of accumulated depreciation	258,971	260,353
Investment in equity securities	1,092	1,087
Other assets	22,115	17,799
Deferred income tax assets, net of valuation allowance	13,935	13,906
Goodwill	39,027	39,027
Other intangible assets, net of accumulated amortization	22,110	23,080
Total assets	$852,048	$883,247
Liabilities
Accounts payable	$18,220	$15,943
Accrued and other liabilities	96,551	111,896
Deferred revenue	80,463	81,281
Revolving credit facility borrowings, net of unamortized debt issuance costs	1,080	2,472
Convertible notes, net of unamortized discounts and debt issuance costs	224,010	223,641
Deferred income tax liabilities	17,642	17,642
Total liabilities	437,966	452,875
Commitments and contingencies
Non-controlling interests	761	758
Shareholders' equity
Capital stock common shares — no par value. Authorized — unlimited number.
58,750,922 issued and outstanding (December 31, 2021 — 58,653,642 issued and outstanding)	415,362	409,979
Other equity	167,912	174,620
Statutory surplus reserve	3,932	3,932
Accumulated deficit	(251,194)	(234,975)
Accumulated other comprehensive income	3,228	2,527
Total shareholders' equity attributable to common shareholders	339,240	356,083
Non-controlling interests	74,081	73,531
Total shareholders' equity	413,321	429,614
Total liabilities and shareholders' equity	$852,048	$883,247

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. Dollars)

(Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Operating Activities
Net loss	$(11,950)	$(10,500)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	12,741	12,678
Amortization of deferred financing costs	1,023	308
Credit loss expense, net	7,229	305
Write-downs	381	213
Deferred income tax (benefit) expense	(109)	158
Share-based and other non-cash compensation	6,189	5,421
Unrealized foreign currency exchange loss	58	113
Realized and unrealized investment gains	(34)	(5,248)
Changes in assets and liabilities:
Accounts receivable	(2,654)	(13,744)
Inventories	(534)	437
Film assets	(5,107)	(2,213)
Deferred revenue	(830)	5,276
Changes in other operating assets and liabilities	(10,186)	(4,155)
Net cash used in operating activities	(3,783)	(10,951)
Investing Activities
Purchase of property, plant and equipment	(728)	(466)
Investment in equipment for joint revenue sharing arrangements	(4,587)	(1,540)
Interest in film classified as a financial instrument	(4,731)	—
Acquisition of other intangible assets	(551)	(1,507)
Proceeds from sale of equity securities	—	17,769
Net cash (used in) provided by investing activities	(10,597)	14,256
Financing Activities
Proceeds from issuance of convertible notes, net	—	223,675
Purchase of capped calls related to convertible notes	—	(19,067)
Repayments of revolving credit facility borrowings	—	(255,000)
Credit facility amendment fees paid	(1,783)	(32)
Repurchase of common shares, IMAX Corporation	(6,272)	—
Repurchase of common shares, IMAX China	(1,844)	—
Taxes withheld and paid on employee stock awards vested	(3,136)	(3,045)
Common shares issued - stock options exercised	—	824
Net cash used in financing activities	(13,035)	(52,645)
Effects of exchange rate changes on cash and cash equivalents	4	(245)
Decrease in cash and cash equivalents during period	(27,411)	(49,585)
Cash and cash equivalents, beginning of period	189,711	317,379
Cash and cash equivalents, end of period	$162,300	$267,794

Segment Revenue and Gross Margin (Margin Loss)

	Three Months Ended
	March 31,
In thousands of U.S. Dollars	2022	2021
Revenue
IMAX Technology Network
IMAX DMR	$19,564	$11,944
JRSA, contingent rent	12,643	8,359
	32,207	20,303
IMAX Technology Sales and Maintenance
IMAX Systems	8,618	5,899
JRSA, fixed fees	990	1,738
IMAX Maintenance	14,942	8,906
Other Theater Business(1)	670	437
	25,220	16,980
Film Distribution and Post-Production	1,406	813
Sub-total for reportable segments	58,833	38,096
All other	1,203	658
Total	$60,036	$38,754

Gross Margin (Margin Loss)
IMAX Technology Network
IMAX DMR	$13,557	$8,251
JRSA, contingent rent	6,198	1,883
	19,755	10,134
IMAX Technology Sales and Maintenance
IMAX Systems	3,976	3,012
JRSA, fixed fees	252	156
IMAX Maintenance	7,870	3,823
Other Theater Business	100	63
	12,198	7,054
Film Distribution and Post-Production	(861)	(25)
Sub-total for reportable segments	31,092	17,163
All Other (2)	679	118
Total	$31,771	$17,281

_______________

(1)
The revenue from this segment principally includes after-market sales of IMAX Theater system parts and 3D glasses.
(2)
All Other includes the results from IMAX Enhanced and other ancillary activities. In the first quarter of 2022, the Company's internal reporting was updated to reclassify the results of IMAX Enhanced out of the New Business Initiatives segment into All Other for segment reporting purposes. Prior period comparatives have been revised to conform with the current period presentation.

IMAX CORPORATION

NON-GAAP FINANCIAL MEASURES

(in thousands of U.S. dollars)

In this release, the Company presents adjusted net loss attributable to common shareholders and adjusted net loss attributable to common shareholders per basic and diluted share, EBITDA, Adjusted EBITDA per Credit Facility, Adjusted EBITDA margin, and free cash flow as supplemental measures of the Company’s performance, which are not recognized under U.S. GAAP. Adjusted net loss attributable to common shareholders and adjusted net loss attributable to common shareholders per basic and diluted share exclude, where applicable: (i) share-based compensation; (ii) COVID-19 government relief benefits (iii) realized and unrealized investment gains or losses, as well as the related tax impact of these adjustments, and (iv) income taxes resulting from management’s decision to no longer indefinitely reinvest the historical earnings of certain foreign subsidiaries.

The Company believes that these non-GAAP financial measures are important supplemental measures that allow management and users of the Company’s financial statements to view operating trends and analyze controllable operating performance on a comparable basis between periods without the after-tax impact of share-based compensation and certain unusual items included in net loss attributable to common shareholders. Although share-based compensation is an important aspect of the Company’s employee and executive compensation packages, it is a non-cash expense and is excluded from certain internal business performance measures.

A reconciliation from net loss attributable to common shareholders and the associated per share amounts to adjusted net loss attributable to common shareholders and adjusted net loss attributable to common shareholders per diluted share is presented in the table below. Net loss attributable to common shareholders and the associated per share amounts are the most directly comparable GAAP measures because they reflect the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

In addition to the non-GAAP financial measures discussed above, management also uses “EBITDA,” as such term is defined in the Company’s Credit Agreement, and which is referred to herein as “Adjusted EBITDA per Credit Facility.” As allowed by the Credit Agreement, Adjusted EBITDA per Credit Facility includes adjustments in addition to the exclusion of interest, taxes, depreciation and amortization. Adjusted EBITDA per Credit Facility measure is presented to allow a more comprehensive analysis of the Company’s operating performance and to provide additional information with respect to the Company’s compliance against its Credit Agreement requirements when applicable. In addition, the Company believes that Adjusted EBITDA per Credit Facility presents relevant and useful information widely used by analysts, investors and other interested parties in the Company’s industry to evaluate, assess and benchmark the Company’s results.

EBITDA is defined as net income or loss excluding (i) income tax expense or benefit; (ii) interest expense, net of interest income; (iii) depreciation and amortization, including film asset amortization; and (iv) amortization of deferred financing costs. Adjusted EBITDA per Credit Facility is defined as EBITDA excluding: (i) share-based and other non-cash compensation; (ii) realized and unrealized investment gains or losses; (iii) write-downs, net of recoveries, including asset impairments and credit loss expense; and (iv) legal judgment and arbitration awards.

A reconciliation of net loss attributable to common shareholders, which is the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA per Credit Facility is presented in the table below. Net loss attributable to common shareholders is the most directly comparable GAAP measure because it reflects the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

Free cash flow is defined as net cash provided by or used in operating activities minus cash used in investing activities (from the Condensed Consolidated Statements of Cash Flows). Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities. Free cash flow does not represent residual cash flow available for discretionary expenditures. A reconciliation of cash provided by operating activities to free cash flow is presented below.

These non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Additionally, the non-GAAP financial measures used by the Company should not be considered as a substitute for, or superior to, the comparable GAAP amounts.

Adjusted EBITDA per Credit Facility

	For the Three Months Ended March 31, 2022 (1)			For the Three Months Ended March 31, 2021 (1)
	Attributable to Non-controlling	Less:		Attributable to Non-controlling	Less:
	Interests and	Attributable to	Attributable to	Interests and	Attributable to	Attributable to
	Common	Non-controlling	Common	Common	Non-controlling	Common
	Shareholders	Interests	Shareholders	Shareholders	Interests	Shareholders
(In thousands of U.S. Dollars)
Reported net loss	$(11,950)	$1,659	$(13,609)	$(10,500)	$4,340	$(14,840)
Add (subtract):
Income tax expense	2,610	487	2,123	3,068	974	2,094
Interest expense, net of interest income	180	(106)	286	1,412	(86)	1,498
Depreciation and amortization, including film asset amortization	12,741	1,301	11,440	12,677	1,149	11,528
Amortization of deferred financing costs(2)	1,023	—	1,023	309	—	309
EBITDA	$4,604	$3,341	$1,263	$6,966	$6,377	$589
Share-based and other non-cash compensation	6,189	203	5,986	5,421	246	5,175
Realized and unrealized investment gains	(34)	—	(34)	(5,248)	(1,571)	(3,677)
Write-downs, including asset impairments and credit loss expense	7,610	18	7,592	518	(180)	698
Adjusted EBITDA per Credit Facility	$18,369	$3,562	$14,807	$7,657	$4,872	$2,785
Revenues attributable to common shareholders(3)	60,036	6,140	53,896	38,754	7,699	31,055
Adjusted EBITDA margin attributable to common shareholders	30.6%	58.0%	27.5%	19.8%	63.3%	9.0%

	For the Twelve Months Ended March 31, 2022 (1)			For the Twelve Months Ended March 31, 2021 (1)
	Attributable to Non-controlling	Less:		Attributable to Non-controlling	Less:
	Interests and	Attributable to	Attributable to	Interests and	Attributable to	Attributable to
	Common	Non-controlling	Common	Common	Non-controlling	Common
	Shareholders	Interests	Shareholders	Shareholders	Interests	Shareholders
(In thousands of U.S. Dollars)
Reported net loss	$(11,027)	$10,071	$(21,098)	$(108,575)	$686	$(109,261)
Add (subtract):
Income tax expense	20,106	3,562	16,544	14,067	1,826	12,241
Interest expense, net of interest income	1,130	(376)	1,506	4,982	(353)	5,335
Depreciation and amortization, including film asset amortization	56,146	5,407	50,739	51,031	4,479	46,552
Amortization of deferred financing costs(2)	3,227	—	3,227	309	—	309
EBITDA	$69,582	$18,664	$50,918	$(38,186)	$6,638	$(44,824)
Share-based and other non-cash compensation	26,847	1,071	25,776	23,150	1,063	22,087
Realized and unrealized investment gains	(126)	—	(126)	(7,706)	(2,314)	(5,392)
Write-downs, including asset impairments and credit loss expense	4,905	(961)	5,866	22,235	5,492	16,743
Legal judgment and arbitration awards	(1,770)	—	(1,770)	4,105	—	4,105
Loss from equity accounted investments	—	—	—	1,329	—	1,329
Adjusted EBITDA per Credit Facility	$99,438	$18,774	$80,664	$4,927	$10,879	$(5,952)
Revenues attributable to common shareholders(3)	276,165	31,997	244,168	140,855	21,870	118,985
Adjusted EBITDA margin attributable to common shareholders	36.0%	58.7%	33.0%	3.5%	49.7%	(5.0%)

_______________

(1)
The Senior Secured Net Leverage Ratio is calculated using Adjusted EBITDA per Credit Facility determined on a trailing twelve-month basis.
(2)
The amortization of deferred financing costs is recorded within Interest Expense in the Condensed Consolidated Statement of Operations.

(3)

(In thousands of U.S. Dollars)	Three months ended March 31, 2022		Three months ended March 31, 2021		Twelve months ended March 31, 2022		Twelve months ended March 31, 2021
Total revenues		$60,036		$38,754		$276,165		$140,855
Greater China revenues	$21,476		$25,518		$108,759		$72,580
Non-controlling interest ownership percentage(4)	28.59%		30.17%		29.42%		30.13%
Deduction for non-controlling interest share of revenues		(6,140)		(7,699)		(31,997)		(21,870)
Revenues attributable to common shareholders		$53,896		$31,055		$244,168		$118,985

(4) Weighted average ownership percentage for change in non-controlling interest share

Adjusted Net Loss Attributable to Common Shareholders and Adjusted Diluted Per Share Calculations

	Three Months Ended		Three Months Ended
	March 31, 2022		March 31, 2021
(In thousands of U.S. dollars, except per share amounts)	Net Loss	Per Share	Net Loss	Per Share
Net loss attributable to common shareholders	$(13,609)	$(0.23)	$(14,840)	$(0.25)
Adjustments(1):
Stock-based compensation	5,959	0.10	5,348	0.09
COVID-19 government relief benefits	(193)	—	(1,484)	(0.03)
Realized and unrealized investment gains	(34)	—	(3,677)	(0.06)
Tax Impact on items listed above	(367)	(0.01)	(537)	(0.01)
Income taxes resulting from management's decision to no longer indefinitely reinvest the historical earnings of certain foreign subsidiaries	—	—	381	0.01
Adjusted net loss(1)	$(8,244)	$(0.14)	$(14,809)	$(0.25)

Weighted average shares outstanding - basic and diluted		58,574		59,012

_______________

(1)
Reflects amounts attributable to common shareholders.

Free Cash Flow

Three Months Ended
(In thousands of U.S. Dollars)	March 31, 2022
Net cash used in operating activities	$(3,783)
Net cash used in investing activities	(10,597)
Free cash flow	$(14,380)